UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 13, 2023
PetMed Express, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
420 South Congress Avenue, Delray Beach, Florida 33445
(Address of principal executive offices) (Zip Code)
(561) 526-4444
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2023, PetMed Express, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Harry Merger Sub, Inc., a New York corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), PetCareRx, Inc., a New York corporation (“PetCareRx”), and Jeanette Loeb (as representative of the PetCareRx equity holders). The Merger Agreement provides for the Company’s acquisition of PetCareRx pursuant to the merger of Merger Sub with and into PetCareRx, with PetCareRx as the surviving corporation (the “Merger”). Upon completion of the Merger, PetCareRx will become a wholly-owned subsidiary of the Company.

As consideration for the Merger, the Company has agreed to pay the sum of: (a) $36 million in cash; (b) plus the amount of cash reflected on the final closing statement; and (c) plus any increase or minus any decrease in the adjusted net working capital of Company as reflected on the final closing statement as compared to a mutually agreed upon adjusted net working capital target (the “Merger Consideration”).

Merger Agreement

At the effective time of the Merger (the “Effective Time”), all shares of PetCareRx common stock and preferred stock issued and outstanding immediately prior to the Effective Time (other than (A) any PetCareRx capital stock owned by PetCareRx as treasury stock, (B) owned by the Company or Merger Sub and (C) any dissenting shares) shall be converted into the right to receive a portion of the Merger Consideration, less amounts subject to escrow and payable in the future in accordance with the Merger Agreement. In addition, vested options to purchase shares of PetCareRx common stock outstanding and unexercised as of the Effective Time shall automatically be cancelled at the Effective Time in exchange for the right of the holders thereof to receive an amount in cash equal to the product of (x) the aggregate number of shares of PetCareRx common stock subject to such options as of immediately prior to the Effective Time, and (y) the excess, if any, of the per share Merger Consideration over the exercise price per share of such option as of immediately prior to the Effective Time. At the Effective Time, each of PetCareRx’s directors and officers will resign so that no affiliates of PetCareRx will continue to serve in their respective officer or director roles following the Merger.

Consummation of the Merger is subject to certain conditions, including: (i) the absence of any law or order of a governmental entity prohibiting the consummation of the Merger; (ii) holders of no more than 10% of the outstanding shares of PetCareRx capital stock, in the aggregate, immediately prior to the Effective Time exercising (or remaining entitled to exercise) statutory appraisal rights pursuant to the New York Business Corporation Law; (iii) the absence of legal proceedings or investigations by governmental authorities with respect to the transactions contemplated by the Merger Agreement; (iv) subject to certain qualifications, the accuracy of representations and warranties of PetCareRx, the Company and Merger Sub, as applicable, under the Merger Agreement and the performance in all material respects by PetCareRx, the Company and Merger Sub, as applicable, of their obligations under the Merger Agreement; (v) the absence of any Material Adverse Effect (as defined in the Merger Agreement); (vi) receipt of all approvals, consents and waivers that are required to effect the transactions contemplated by the Merger Agreement; and (vii) certain State Board of Pharmacy license and permit filings required in connection with the change of ownership of PetCareRx shall have been made and obtained.

The Merger Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type, including covenants regarding the operation of the business of PetCareRx prior to the Effective Time and covenants requiring PetCareRx not to solicit or furnish any information to, commence or conduct presently ongoing negotiations with or enter into any agreement with any person or entity other than the Company relating to the sale or other disposition of PetCareRx or any portion thereof (other than the sale of inventory items in the ordinary course of business consistent with past practice). The Merger Agreement also contains certain customary termination rights for each of PetCareRx and the Company, including a right to terminate the Merger Agreement if the Merger is not completed by May 31, 2023, unless otherwise extended pursuant to the terms of the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. It is not intended to provide any factual information about PetCareRx, the Company or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specified dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon, but rather as a way of allocating the risk between the parties in the event that statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may otherwise be viewed as material. PetCareRx stockholders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to the rights of PetCareRx stockholders to receive the Merger Consideration pursuant to the Merger Agreement) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of PetCareRx, the Company or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 7.01 Regulation FD Disclosure.

On January 17, 2023, the Company issued a press release announcing its entry into the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. The Company also announced that PetCareRX brings to the Company approximately 200,000 customers and approximately $42 million in annual revenue (based on PetCareRx’s revenue for the 12-months ended October 31, 2022).

The information in Section 7.01 of this Current Report on Form 8-K, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall Exhibit 99.1 filed herewith be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated January 13, 2023, by and among PetMed Express, Inc., Harry Merger Sub, Inc., PetCareRx, Inc., and Jeanette Loeb.*
99.1	Press release issued by PetMed Express, Inc., dated 17, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

*Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request by the SEC.

* * *

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements. Words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and other similar words and expressions are intended to signify forward-looking statements. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain and are subject to various risks and uncertainties, including: the risk that the Company may not be able to successfully complete the PetCareRx acquisition; the risk that the expected benefits to the Company from the acquisition will not be realized or will not be realized within the expected time periods; or unknown liabilities that may or may not be within the Company’s control. The Company’s future results may also be impacted by other risk factors listed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the Company's Annual Report on Form 10-K for the year ended March 31, 2022, as well as other filings on Form 10-Q and periodic filings on Form 8-K. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report on Form 8-K and should not be relied upon as representing the Company’s views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements, other than as may be required by law. If the Company does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 6, 2023

PETMED EXPRESS, INC.

By:	/s/ Christine Chambers
Name:	Christine Chambers
Title:	Chief Financial Officer
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